Exhibit 99.1
Voya Financial announces first-quarter 2023 results
NEW YORK, May 2, 2023 — Voya Financial, Inc. (NYSE: VOYA), announced today first-quarter 2023 financial results:
•Net income available to common shareholders of $0.63 per diluted share.
•After-tax adjusted operating earnings1 per diluted share (EPS) of $1.44.
•Results reflect continued benefit of diverse revenue streams and strong margins across Voya’s businesses.
•Excess capital of approximately $0.5 billion as of March 31, 2023, reflecting capital generation of over 90% of adjusted operating earnings for the trailing twelve months ended March 31.

"In the first quarter of 2023, we generated strong adjusted operating EPS that reflects our diverse revenue streams and strong margins across our businesses," said Heather Lavallee, chief executive officer, Voya Financial, Inc. "The focus on our strategy and accelerating profitable growth supported our excess capital generation strength during the trailing twelve months ended March 31, 2023. As a reflection of the confidence in our capital strength and further capital generation of our business, we plan to increase our dividend yield to approximately 2% in the second half of 2023, subject to board approval and continued constructive macro conditions. We also intend to resume share repurchases in the second quarter. We continue to expect to meet our 12% to 17% adjusted operating EPS annual compound growth target over the three-year period ending in 2024 that we previously shared at Investor Day in late 2021.
“During the quarter, we took actions that strengthen the culture that differentiates us in the marketplace and support our bold purpose: Together, we fight for everyone's opportunity for a better financial future. We are focused on addressing the growing health, wealth and investment needs of our clients and customers, while also supporting our colleagues and communities. For example, we funded programs with Disability:IN and National Down Syndrome Society to help advance the employment of people with disabilities, and we celebrated Financial Literacy Month in April with employees across our businesses by supporting programs like the National Personal Finance Challenge," added Lavallee.

Consolidated Results
First-quarter 2023 net income available to common shareholders was $69 million, or $0.63 per diluted share, compared with $54 million, or $0.46 per diluted share, in first-quarter 2022. The increase was primarily due to lower net investment losses, partially offset by higher acquisition and integration costs and lower after-tax adjusted operating earnings.
1 This press release includes certain non-GAAP financial measures, including adjusted operating earnings. More information on notable items in the company’s financial results, non-GAAP measures, and reconciliations to the most comparable U.S. GAAP measures can be found in the reconciliation tables at the end of this press release and in the “Non-GAAP Financial Measures” section of the company’s Quarterly Investor Supplement, which is available at investors.voya.com. Prior period results have been recast for the company’s implementation of Targeted Improvements to the Accounting for Long-Duration Contracts (LDTI) and for updates to the non-GAAP definition of adjusted operating earnings before income taxes in Corporate. For further information and for a reconciliation to previously reported financial information, please refer to the company’s Dec. 31, 2022 Quarterly Investor Supplement Recast for LDTI and changes to non-GAAP definitions, which is also available at investors.voya.com.

First-quarter 2023 after-tax adjusted operating earnings were $158 million, or $1.44 per diluted share, compared with $182 million, or $1.55 per diluted share in first-quarter 2022. The decline reflects lower alternative investment income as well as higher expenses due primarily to increased seasonality.

Business Segment Results
The following business segment discussions compare the trailing twelve months ended March 31, 2023, with the prior-year period, unless otherwise noted.

Wealth Solutions
Wealth Solutions first-quarter 2023 pre-tax adjusted operating earnings were $132 million, down from $228 million in the prior-year period primarily due to lower alternative investment income.

Full-service recurring deposits grew 9.6% to $13.6 billion — the absence of heightened deposits driven by a post-COVID catch-up in contributions in the prior-year period was partially offset by continued growth in participants in the first quarter of 2023. Total client assets as of March 31, 2023, were $498 billion, down 4% as growth in the business, including positive net flows during the trailing twelve months ended March 31, was more than offset by lower equity market levels and higher surrenders.

Excluding notables, net revenues grew 2.3% as spread-based revenues benefited from higher interest rates and more than offset the impact of lower average equity markets on fee-based margins. Adjusted operating margin, excluding notables, was 38.6%, up from 36.9%.

Health Solutions
Health Solutions first-quarter 2023 pre-tax adjusted operating earnings were $94 million, up from $21 million in the prior-year period due to strong sales growth, favorable underwriting results and the positive impact of the Benefitfocus acquisition, which closed in January 2023.

Health Solutions annualized in-force premiums and fees grew 22.0% to $3.3 billion. The strong increase reflects growth across all product lines and the positive impact of the Benefitfocus acquisition.

Excluding notables, net revenues grew 25.9% due to the Benefitfocus acquisition, premium growth across all product lines and disciplined underwriting. Adjusted operating margin, excluding notables, was 33.5%, up from 31.6%.

Investment Management
Investment Management pre-tax adjusted operating earnings, excluding Allianz noncontrolling interest, were $33 million, down from $39 million in the prior-year period due to higher expenses, which reflect timing and elevated seasonal impacts.

Investment Management had net outflows of $0.9 billion during the trailing twelve months ended March 31, 2023 as net inflows in Institutional (due largely to net inflows from privates and alternatives) were more than offset by lower Retail net flows, despite positive net flows in Allianz Global Investors investment strategies over the past several quarters.

Excluding notables, net revenues grew 16.8% as additional revenues from the Allianz Global Investors transaction more than offset the impact of macro headwinds on both equity and fixed income fees, particularly in Retail. Adjusted operating margin, excluding notables, was 25.4%, up from 25.2% mainly due to the addition of Allianz Global Investors investment strategies.

Capital
During the trailing twelve months ended March 31, 2023, Voya deployed approximately $1.1 billion of excess capital, including approximately $0.6 billion for acquisitions, $0.3 billion for share repurchases, $0.2 billion for debt redemption and $0.1 billion for common stock dividends. As of March 31, 2023, Voya had approximately $0.5 billion of excess capital, reflecting capital generation of over 90% of adjusted operating earnings for the trailing twelve months ended March 31, 2023.

As of March 31, 2023, the company had approximately $275 million remaining under its share-repurchase authorization. Voya announced today that its board of directors has extended the expiration of its most recent share repurchase authorization from June 30, 2023 to Sept. 30, 2023. Under its share-repurchase program, the company may, from time to time, purchase shares of its common stock through various means, including open market transactions, repurchase programs pursuant to rule 10b5-1, privately negotiated transactions, forward, derivative, accelerated repurchase, automatic repurchase transactions, or tender offers. The authorization for the share repurchase program does not obligate the company to purchase any shares and may be terminated, increased or decreased by the board of directors at any time.

Additional Financial Information and Earnings Call
More detailed financial information can be found in the company’s quarterly investor supplement, which is available on Voya’s investor relations website, investors.voya.com. In addition, Voya will host a conference call on Wednesday, May 3, 2023, at 10 a.m. ET, to discuss the company’s first-quarter 2023 results. The call and slide presentation can be accessed via the company’s investor relations website at investors.voya.com. A replay of the call will be available on the company’s investor relations website at investors.voya.com starting at 1 p.m. ET on May 3, 2023.

Media Contact:                            Investor Contact:
Christopher Breslin                        Michael Katz
212-309-8941                            212-309-8999
Christopher.Breslin@voya.com                    IR@voya.com

About Voya Financial
Voya Financial, Inc. (NYSE: VOYA), is a leading health, wealth and investment company with 7,200 employees who are focused on achieving Voya’s aspirational vision: Clearing your path to financial confidence and a more fulfilling life. Through products, solutions and technologies, Voya helps its 14.7 million individual, workplace and institutional clients become well planned, well invested and well protected. Benefitfocus, a Voya company, extends the reach of Voya’s workplace benefits and savings offerings by providing benefits administration capabilities to 16.5 million individual subscription employees across employer and health plan clients. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya is purpose-driven and equally committed to conducting business in a way that is socially, environmentally, economically and ethically responsible. Voya has earned recognition as: one of the World’s Most Ethical Companies® by the Ethisphere Institute; a member of the Bloomberg Gender-Equality Index; and a “Best Place to Work for Disability Inclusion” on the Disability Equality Index. For more information, visit voya.com. Follow Voya Financial on Facebook, LinkedIn and Twitter @Voya.

Forward-Looking and Other Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, (iii) the frequency and severity of insured loss events, (iv) the effects of natural or man-made disasters, including pandemic events, (v) mortality and morbidity levels, (vi) persistency and lapse levels, (vii) interest rates, (viii) currency exchange rates, (ix) general competitive factors, (x) changes in laws and regulations, such as those relating to Federal taxation, state insurance regulations and NAIC regulations and guidelines, (xi) changes in the policies of governments and/or regulatory authorities, (xii) our ability to successfully manage the separation of the Individual Life business that we sold to Resolution Life US on January 4, 2021, including the transition services on the expected timeline and economic terms, and (xiii) our ability to realize the expected benefits from acquisitions, including the transactions with Allianz Global Investors U.S. LLC (“AllianzGI”) and Benefitfocus Inc. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition (“MD&A”) – Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended Dec. 31, 2022, as filed with the Securities and Exchange Commission (“SEC”) on Feb. 24, 2023, and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, to be filed with the SEC on or before May 10, 2023.

VOYA-IR VOYA-CF

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Three Months Ended
($ in millions, except per share)	3/31/2023		3/31/2022
	After-tax (1)	Per share	After-tax (1)	Per share

Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$69	$0.63	$54	$0.46
Less:
Net investment gains (losses)	(7)	(0.06)	(88)	(0.75)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(26)	(0.23)	(28)	(0.24)
Other adjustments (2)	(56)	(0.51)	(11)	(0.09)
Adjusted operating earnings	$158	$1.44	$182	$1.55
Less:
Alternative investment income and prepayment fees above (below) long-term expectations net of variable and incentive compensation	(27)	(0.25)	47	0.40
Other (3)	—	—	(31)	(0.27)
Adjusted operating earnings excluding notable items	$185	$1.69	$166	$1.42
(1) The adjusted operating effective tax rate is based on the actual income tax expense for the current period related to Income (loss), adjusted for estimated taxes on non-operating items and non-operating tax impacts, such as those related to restructuring, changes in a tax valuation allowance and changes to tax law. For non-operating items, we apply a 21% tax rate.
(2) “Other adjustments” primarily consists of closing and integration costs associated with the Benefitfocus acquisition and ongoing integration costs associated with the Allianz Global Investors transaction for the three months ended March 31, 2023.
(3) Includes Group Life COVID-19 impacts for the three months ended March 31, 2022.

Adjusted Operating Earnings and Notable Items
Three Months Ended March 31, 2023
(in millions)	Amounts including Notable items	Investment Income Net of Variable and Incentive Compensation Above (Below) Expectations (1)	Amounts excluding Notable items

Adjusted operating earnings
Wealth Solutions	$132	$(33)	$166
Health Solutions	94	(2)	97
Investment Management	42	2	41
Corporate	(69)	—	(69)
Adjusted operating earnings before income taxes, including Allianz noncontrolling interest	200	(34)	234
Less: Earnings (loss) attributable to Allianz noncontrolling interest	8	—	8
Adjusted operating earnings before income taxes	192	(34)	226
Income taxes (2)	34	(7)	42
Adjusted operating earnings after income taxes	$158	$(27)	$185
Adjusted operating earnings per share	1.44	(0.25)	1.69
(1) The amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable and incentive compensation.
(2) The adjusted operating effective tax rate is based on the actual income tax expense for the current period related to Income (loss), adjusted for estimated taxes on non-operating items and non-operating tax impacts, such as those related to restructuring, changes in a tax valuation allowance and changes to tax law. For non-operating items, we apply a 21% tax rate.

Net Revenue, Adjusted Operating Margin, and Notable Items
Twelve Months Ended March 31, 2023
(in millions)	Amounts including Notable items	Investment Income Net of Variable and Incentive Compensation Above (Below) Expectations (1)	Other (2)	Amounts excluding Notable items
	a	b	c	d = a - b - c
Net revenue
Wealth Solutions	$1,817	$(161)	$—	$1,978
Health Solutions	1,039	(15)	57	997
Investment Management	807	(30)	—	836
Total Net revenue	$3,663	$(206)	$57	$3,811

Adjusted operating margin
Wealth Solutions	33.1%	(5.4)%	—	38.6%
Health Solutions	36.2%	(0.9)%	3.6%	33.5%
Investment Management	23.4%	(2.0)%	—	25.4%
Adjusted operating margin, excluding Corporate	31.9%	(3.5)%	1.0%	34.4%
(1) The amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations.
(2) Includes changes in certain other reserves not expected to recur at the same level.

Net Revenue, Adjusted Operating Margin, and Notable Items
Twelve Months Ended March 31, 2022
(in millions)	Amounts including Notable items	Investment Income Net of Variable and Incentive Compensation Above (Below) Expectations (1)	COVID-19 Impacts	Other (2)	Amounts excluding Notable items
	a	b	c	d	e = a - b - c - d
Net revenue
Wealth Solutions	$2,322	$377	$—	$10	$1,934
Health Solutions	728	39	(117)	13	792
Investment Management	772	56	—	—	716
Total Net revenue	$3,822	$472	$(117)	$23	$3,442

Adjusted operating margin
Wealth Solutions	46.4%	10.4%	—	(0.9)%	36.9%
Health Solutions	25.5%	4.3%	(11.4)%	1.1%	31.6%
Investment Management	29.4%	4.1%	—	—	25.2%
Adjusted operating margin, excluding Corporate	39.0%	8.3%	(2.3)%	(0.2)%	33.2%
(1) The amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations.
(2) Includes revenues and expenses in Wealth Solutions related to the sale of the independent financial planning channel prior to its divestment in June 2021 and changes in certain legal and other reserves not expected to recur at the same level.